Exhibit 10.10

SECOND MODIFICATION TO
BUSINESS LOAN AGREEMENT AND
MASTER REVOLVING NOTE

This Second Modification to Business Loan Agreement and Master Revolving Note (this “Modification”) is entered into by ELLIE MAE, INC., a California corporation (“Borrower”) and COMERICA BANK, a Texas banking association, successor by merger to Comerica Bank, a Michigan banking corporation (“Bank”), whose Western Market Headquarters is located at 333 West Santa Clara Street, San Jose, California, as of April 2, 2009.

RECITALS

This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

WHEREAS, Bank and Borrower have previously entered into that certain Amended and Restated Business Loan Agreement, dated as of June 20, 2006, as modified by that certain First Modification to Business Loan Agreement and Master Revolving Note and Waiver dated as of May 15, 2008. The Amended and Restated Business Loan Agreement, as so modified, and as such may be otherwise modified, amended, restated, revised, supplemented or replaced from time to time prior to the date hereof shall collectively be referred to herein as the “Agreement”; and

WHEREAS, Bank and Borrower have previously entered into that certain Master Revolving Note, Variable Rate-Maturity Date-Optional Advances dated June 20, 2006. The Master Revolving Note, Variable Rate-Maturity Date-Optional Advances, as such may be modified, amended, restated, revised, supplemented or replaced from time to time prior to the date hereof shall collectively be referred to herein as the “Note.”

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1.     Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

2.     Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 4 hereof, the Agreement is hereby modified as set forth below.

(a)   Section 1.(a) of the Agreement hereby is deleted in its entirety and replaced with the following:

  “(a)      Revolving Loan. Bank shall make available to Borrower a revolving line of credit in the maximum principal amount of Two Million Dollars ($2,000,000) (the “Maximum Revolving Amount”) which shall be evidenced by the Master Revolving Note. Subject to the terms and conditions of this Agreement and the Master Revolving Note, from time to time prior to the maturity date set forth in the Master Revolving Note, Bank shall, upon Borrower’s request in accordance with this Agreement, make advances (each a “Revolving Loan,” and collectively, the “Revolving Loans”) to Borrower in an aggregate amount outstanding not to exceed at any one time the Maximum Revolving Amount, the proceeds of which shall be used by Borrower only for general working capital.

(1)      If at any time for any reason, the amount of Indebtedness owed by Borrower to Bank with respect to the Revolving Loans is greater than the Maximum Revolving Amount, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

(2)      Revolving Loans may be repaid and reborrowed, subject to the terms and conditions hereof and of the Master Revolving Note, provided, that the outstanding principal amount of all Revolving Loans, together with all accrued and unpaid interest thereon, shall be due and payable in full on the maturity date set forth in the Master Revolving Note.”

(b)   Section 1.(b) of the Agreement hereby is deleted in its entirety and replaced with the following:

  “(b)    [Intentionally omitted.]”

(c)   Section 3.(a) of the Agreement hereby is deleted in its entirety and replaced with the following:

  “(a)    In connection with the Revolving Loans provided to Borrower under this Agreement and the Master Revolving Note, on April 2, 2009, a commitment fee in an amount equal to One Thousand Dollars ($1,000), which fee shall be fully earned and non-refundable on the date of payment thereof.”

(d)   The Borrower’s FAX number set forth on the signature page of the agreement hereby is deleted and replaced in its entirety with the following:

“Fax number: (925) 227-2080”

(e)   The definition of “Master Revolving Note” set forth in Section 1. of Addendum A to Amended and Restated Business Loan Agreement (Financial Covenants), hereby is deleted in its entirety and replaced with the following:

“Master Revolving Note shall mean that certain master revolving note dated April 2, 2009 in the original principal amount of Two Million Dollars ($2,000,000) entered into by Borrower in favor of Bank and any extensions, supplements, amendments or modifications thereto.”

(f)    The following new definition of “EBITDA” hereby inserted into Section 1 of Addendum A to Amended and Restated Business Loan Agreement (Financial Covenants) in alphabetical order:

“EBITDA of any Person shall mean for any applicable period of determination, the Net Income of such Person for such period before deduction for interest expense (determined in accordance with GAAP), income taxes (and other taxes of such Person determined by reference to the income or profits of such Person) and the amount of depreciation and amortization expense of such Person and all compensation paid in shares of the capital stock of such Person or other evidences of ownership interests in such Person during any such period of determination, excluding from Net Income extraordinary gains of any kind.”

(g)   The definition of “Tangible Net Worth” set forth in Section 1. of Addendum A to Amended and Restated Business Loan Agreement (Financial Covenants), hereby is deleted in its entirety and replaced with the following:

“Tangible Net Worth shall mean, with respect to any Person and as of any applicable date of determination, the excess of:

    a.      the net book value of all assets of such Person (excluding affiliate receivables, patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, subscription lists, organizational expenses, trade receivables converted into notes and all other intangible assets of such Person) after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), less

    b.      all Debt of such Person at such time.”

(h)   Section 2. of Addendum A to Amended and Restated Business Loan Agreement (Financial Covenants), hereby is deleted in its entirety and replaced with the following:

“2.      Financial Covenants. Borrower shall maintain the following financial ratios and covenants on a consolidated and non-consolidated basis, which shall be monitored on a quarterly basis, except as noted below.

(a)      A ratio of Debt to Tangible Effective Net Worth of not more than 1.00:1.00;

(b)      Minimum EBITDA of at least One Million Dollars ($1,000,000), measured quarterly on the basis of the four fiscal quarters of Borrower immediately preceding each such date of determination;

(c)      At all times during the effectiveness of this Agreement and the Master Revolving Note, Borrower shall maintain cash on deposit in deposit accounts at Bank of not less than Three Million Dollars ($3,000,000);

All financial covenants shall be computed in accordance with GAAP consistently applied except as otherwise specifically set forth in this Agreement. All monies due from affiliates - (including officers, directors and shareholders) shall be excluded from Borrower’s assets for all purposes hereunder.”

3.     Modification to the Note. Subject to the satisfaction of the conditions precedent as set forth in Section 4 hereof, the Note is hereby modified as set forth below.

(a)    The Note hereby is replaced in its entirety with that certain Master Revolving Note dated as of even date with this Modification.

4.     Legal Effect.

(a)    Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect. Except as expressly set forth herein, the execution, delivery, and performance of this Modification shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

(b)    Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Modification, and that no Event of Default has occurred and is continuing.

(c)    The effectiveness of this Modification and each of the documents, instruments and agreements entered into in connection with this Modification is conditioned upon receipt by Bank of this Modification, any other documents which Bank may require to carry out the terms hereof.

(i)      A Master Revolving Note in the principal amount of $2,000,000 executed by Borrower in favor of Bank in form and substance satisfactory to Bank;

(ii)     This Modification executed by the Borrower and any other documents which Bank may require to carry out the terms;

(iii)    Payment of any and all unpaid fees, costs or Bank expenses due under the Agreement, including without limitation the commitment fee payable under Section 3 of the Agreement; and

(iv)    A non-refundable loan documentation fee in the amount of $1,000.

5.     Miscellaneous Provisions.

(a)    This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

(b)    This Modification may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

BORROWER:		BANK:

ELLIE MAE, INC.,		COMERICA BANK
a California corporation

By:	/s/ Edgar Luce	By:	/s/ Peter Wentworth
Name:	EDGAR LUCE	Name:	Peter Wentworth
Title:	CFO	Title:	Vice President – Western Market

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